                                                                    Exhibit 4.10

                             AMENDED AND RESTATED

                         REGISTRATION RIGHTS AGREEMENT

                                 by and among

                            INTEK INFORMATION, INC.

                 THE BEACON GROUP III - FOCUS VALUE FUND, L.P.

                         SQUAM LAKE INVESTORS II, L.P.

                             BAIN & COMPANY, INC.

                CONNING INSURANCE CAPITAL LIMITED PARTNERSHIP V

                  U.S. INFORMATION TECHNOLOGY FINANCING, L.P.

                             ENCOMPASS GROUP, INC.

                            TRANS COSMOS USA, INC.

                                 BVCF IV, L.P.

                               TIMOTHY O'CROWLEY

                                  TYCE FIELDS

                                FRANK RICHARDS

                                      and

                           THE OTHER PARTIES HERETO

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of January 14, 2000 by and among INTEK INFORMATION, INC., a Delaware corporation (the "Company"), THE BEACON GROUP III- FOCUS VALUE FUND, L.P., a
                  -------
Delaware limited partnership ("Beacon"),  SQUAM LAKE INVESTORS II, L.P., a
                               ------
Delaware limited partnership ("SLI"), BAIN& COMPANY, INC., a Massachusetts
                               ---
corporation ("Bain"),  CONNING INSURANCE CAPITAL LIMITED PARTNERSHIP V, a
              ----
Delaware limited partnership ("Conning"), U.S. INFORMATION TECHNOLOGY FINANCING,
                               -------
L.P., a Washington corporation ("USITF"), ENCOMPASS GROUP, INC., a Washington
                                 -----
corporation ("Encompass"), TRANS COSMOS USA, INC., a Washington corporation
              ---------
("TCI"), BVCF IV, L.P., a Delaware limited partnership ("Brinson), TIMOTHY C.
-----                                                    -------
O'CROWLEY ("O'Crowley"), TYCE FIELDS ("Fields"), FRANK RICHARDS ("Richards") and
            ---------                  ------                     --------
the stockholders of the Company listed on the Schedule of Investors hereto, each of whom was a party to one of the Original Registration Rights Agreements (as defined below), (collectively, the "Investors").
                                    ---------

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Company, Resource, Beacon, SLI, Bain, Conning, USITF, Encompass, TCI, Brinson, O'Crowley, Fields and Richards (collectively, the

"Amending Stockholders") are each parties to one of Original Registration Rights
----------------------
Agreements; and

     WHEREAS, the Amending Shareholders, who hold the requisite percentages of Registrable Securities (as defined below) necessary to amend the respective Original Registration Rights Agreement to which each of them was a party, and the Company desire to amend and restate the Original Registration Rights Agreements in their entireties into a single agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.   Certain Definitions.
     -------------------

     As used in this Agreement, the following terms shall have the meanings ascribed to them below:

     "Acorn Registration Rights Agreement" means that certain Registration
      -----------------------------------
Rights Agreement made as of October 30, 1999 by and among the Company, the former shareholders of Acorn Information Systems, Inc. ("Acorn Holders") and
                                                         -------------
Prospero LLC, a Connecticut limited liability company ("Prospero"), as amended
                                                        --------
by that certain Amendment No. 1 to Registration Rights Agreement made as of November 19, 1999.

     "Affiliate" means (i) with respect to any Person, any other Person directly
      ---------
or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) with respect to any natural Person, shall also mean the spouse, sibling, child, step-child, grandchild, niece, nephew or parent of such Person, or the spouse thereof; (iii) the estate of a Shareholder or Affiliate, (iv) any trust created for the benefit of a Shareholder or by a Shareholder for an Affiliate of such Shareholder specified in clause (ii), and (v) with respect to any Person, any general partner or limited partner of such Person.

     "Common Stock" means the common stock, $.0001 par value per share, of the
      ------------
Company and any equity securities of the Company issued or issuable with respect to the Common Stock in connection with a reclassification, recapitalization, stock combination, stock dividend, merger, consolidation or other reorganization.

     "Common Stock Equivalents"  means securities convertible into, exchangeable
      ------------------------
or exercisable for, shares of Common Stock.

     "Conversion Shares" means the shares of Common Stock or other equity
      -----------------
securities issued or issuable upon conversion of Preferred Stock.

     "Holder" or "Holders" means any Investor who holds Registrable Securities
      ------      -------
and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.1.

     "IPO" means the initial underwritten offering pursuant to which the Common
      ---
Stock becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                       ------------

     "Major Holder" means with respect to any registration the Holder that,
      ------------
together with its Affiliates, includes the largest number of Registrable Securities in such registration.

     "Original Registration Rights Agreement(s)" mean (i) that certain
      -----------------------------------------
Registration Rights Agreement made as of February 3, 1999, by and between the Company and Beacon, as amended by (a) that certain Amendment No. 1 to Registration Rights Agreement made as of December 22, 1997, (b) that certain Amendment No. 2 to Registration Rights Agreement made as of May 7, 1998, (c) that certain Amendment No. 3 to Registration Rights Agreement made as of April 16, 1999, (d) that certain Amendment No. 4 to Registration Rights Agreement made as of October 30, 1999, and (e) that certain Amendment No. 5 to Registration Rights Agreement made as of November 19, 1999; (ii) that certain Amended and Restated Registration Rights Agreement made as of February 3, 1997, by and among the Company, Resource and O'Crowley, as amended by (a) that certain Amendment No. 1 to Amended and Restated Registration Rights Agreement made as of May 7, 1998, (b) that certain Amendment No. 2 to Amended and Restated Registration Rights Agreement made as of April 16, 1999, (c) that certain Amendment No. 3 to Amended and Restated Registration Rights Agreement made as of October 1, 1996,
(d) that certain Amendment No. 4 to Amended and Restated Registration Rights Agreement made as of October 30, 1999, and (e) that certain Amendment No. 5 to Amended and Restated Registration Rights Agreement made as of November 19, 1999;
(iii) that certain Registration Rights Agreement made as of February 3, 1997, by and among the Company, Richards, Fields, Bain, SLI and certain other persons named therein, as amended by (a) that certain Amendment No. 1 to Registration Rights Agreement made as of May 7, 1998, (b) that certain Amendment No. 2 to Registration Rights Agreement made as of April 16, 1999, (c) that certain Amendment No. 3 to

Registration Rights Agreement as of October 30, 1999, and (d) that certain Amendment No. 4 to Registration Rights Agreement made as of November 19, 1999;
(iv) that certain Registration Rights Agreement made as of May 7, 1998, by and between the Company and Conning, as amended by (a) that certain Amendment No. 1 to Registration Rights Agreement made as of April 16, 1999, (b) that certain Amendment No. 2 to Registration Rights Agreement made as of October 30, 1999, and (c) that certain Amendment No. 3 to Registration Rights Agreement made as of November 19, 1999; (v) that certain Registration Rights Agreement by and among the Company, USITF, Encompass, TCI and certain other parties thereto, as amended by (a) that certain Amendment No. 1 to Registration Rights Agreement made as of October 30, 1999, and (b) that certain Amendment No. 2 to Registration Rights Agreement made as of November 19, 1999; and (vi) that certain Registration Rights Agreement made as of November 19, 1999 by and among the Company, Brinson and certain other parties thereto.

     "Person" means any individual, corporation, limited liability company,
      ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

     "Preferred Stock" means the Preferred Stock, $.001 par value per share, of
      ---------------
the Company.

     "Protocall Shareholder(s)" means John Steurt, John M. Fields, James M.
      ------------------------
Fields, Stephen J. Darnell, Michael E. Ford, Thomas M. Rocca and Craig Barton.

     "Purchase Agreement(s)" mean (i) that certain Securities Purchase Agreement
      ---------------------
made as of August 2, 1996, by and between the Company and Resource; (ii) that certain Preferred Stock Purchase Agreement made as of February 3, 1997, by and among the Company, Beacon, SLI and Bain; (iii) that certain Purchase Agreement made as of December 22, 1997 by and between the Company and Beacon; (iv) that certain Series D Preferred Stock Purchase Agreement made as of May 7, 1998 by and among the Company, Beacon, Conning and certain other signatories thereto, as amended by (a) that certain Amendment No. 1 to Series D Preferred Stock Purchase Agreement made as of May 7, 1998, and (b) that certain Amendment No. 2 to Series D Preferred Stock Purchase Agreement made as of September 1, 1998; (v) that certain Exchange Agreement made as of May 7, 19998 by and between the Company and Beacon; (vi) that certain Series E Preferred Stock Purchase Agreement made as of April 16, 1999, by and among the Company, USTIF, Encompass, TCI and certain other signatories thereto; and (vii) that certain Series F Preferred Stock Purchase Agreement made as of November 19, 1999 by and among the Company, Brinson and certain other signatories thereto.

     "Registrable Securities" means any (i) Conversion Shares owned by the
      ----------------------
Investors, (ii) shares of Common Stock acquired by any Person after the date hereof pursuant to rights granted to the Investors under the Purchase Agreements or the Shareholders' Agreement, (iii) Conversion Shares acquired by any Person after the date hereof pursuant to rights granted to the Investors under the Purchase Agreements or the Shareholders' Agreement and (iv) shares of Common Stock issued or issuable, directly or indirectly, with respect to the Common Stock referenced in clauses (ii) and (iii) above or any Preferred Stock or Conversion Shares owned by the Investors, whether acquired on the date hereof or hereafter acquired by way of stock dividend, stock split or combination of shares; provided, however, that with respect to
        --------  -------

O'Crowley, Registrable Securities means (i) 764,416 shares of Common Stock or
(ii), starting one year after O'Crowley is not substantially a full-time employee of the Company and is also not a director of the Company, 1,528,832 shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities shall have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

     "Requisite Amount of Outstanding Holders" means the Holders of Registrable
      ---------------------------------------
Securities holding an aggregate of at least 92,500 Conversion Shares (as adjusted for any reclassification, recapitalization, stock combination, stock dividend, merger, consolidation or other reorganization).

     "Requisite Percentage of Participating Holders" means Holders of
      ---------------------------------------------
Registrable Securities participating in the registration who, assuming conversion of all then outstanding Preferred Stock into Conversion Shares, would hold a majority of the total Conversion Shares that would then be held by all Holders participating in the registration.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Shareholders' Agreement" means that certain Amended and Restated
      -----------------------
Shareholders' and Voting Agreement made as of November 19, 1999, by and among the Company, Resource, Beacon, SLI, Bain, Conning, USITF, Encompass, TCI, O'Crowley, Fields, Richards and certain other equity holders of the Company.

2.   Registration Rights.
     -------------------

     2.1.  Demand Registrations.
           --------------------

     (a) Request for Registration.  Subject to Section 2.1(d), at any time and
         ------------------------
from time to time after twelve months after an IPO, one or more Holders of Registrable Securities (other than O'Crowley, SLI, Bain, Fields and the Protocall Shareholders) representing the Requisite Amount of Outstanding Holders shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holder(s) and the intended method of distribution thereof. All such requests pursuant to this Section 2.1(a) are referred to herein as "Demand Registration Requests," and the registrations so requested are referred
 ----------------------------
to herein as "Demand Registrations" (with respect to any Demand Registration,
              --------------------
the Holder(s) making such demand for registration being referred to as the "Initiating Holder(s)"). As promptly as practicable, but no later than 15 days
 --------------------
after receipt of a Demand Registration

Request, the Company shall give written notice (the "Demand Exercise Notice")
                                                     ----------------------
of such Demand Registration Request to all Holders of record of Registrable Securities.

     (b) Registration of Other Securities.  Subject to Section 2.1(e), the
         --------------------------------
Company shall include in a Demand Registration (i) the Registrable Securities of the Initiating Holder and (ii) the Registrable Securities of any other Holder that shall have made a written request to the Company for inclusion thereof in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder(s)) within 30 days after the receipt of the Demand Exercise Notice and may include securities of the Company to be sold for its own account; provided, however, that, if the Company
                                        -----------------
includes any shares to be sold for its own account in such registration, such registration shall not count as a Demand Registration.

     (c) Registration.  The Company shall, as expeditiously as possible
         ------------
following a Demand Registration Request, use its best efforts to (i) effect such registration under the Securities Act of the Registrable Securities that the Company has been so requested to register, for distribution in accordance with such intended method of distribution, and (ii) if requested by the Initiating Holder or Major Holder, obtain acceleration of the effective date of the registration statement relating to such registration.

     (d) Limitations on Requested Registrations.  The rights of Holders of
         --------------------------------------
Registrable Securities to request Demand Registrations pursuant to Section 2.1(a) are subject to the following limitations: (i) the Company shall not be obligated to cause a Demand Registration to become effective within six months after the effective date of any other registration of securities (other than pursuant to a registration on Form S-8 or any successor or similar form that is then in effect), (ii) (except as set forth below) in no event shall the Company be required to effect, in the aggregate, without regard to the Holder of Registrable Securities making such request, more than three Demand Registrations (it being agreed that any Demand Registration that does not become effective shall not count toward the foregoing limitation unless at the request of the Requisite Percentage of Participating Holders such Demand Registration has been withdrawn after the relevant registration statement has been filed but prior to it becoming effective); provided however, that if Brinson has not been among the
                        ----------------
Initiating Holders requesting any of the three Demand Registrations; the Company shall be required to effect one additional Demand Registration at the request of Brinson, and (iii) the Company shall not be obligated to effect a Demand Registration having an aggregate anticipated offering price of less than $5,000,000 unless such offering shall cover all remaining Registrable Securities. Notwithstanding any other provision of this Section 2.1(d), any Holder participating in a Demand Registration who is unable to register all of the Registrable Securities that such Holder sought to register because of the "cutback" provision set forth in the proviso in Section 2.1(e) shall be entitled to an additional Demand Registration solely with respect to such Holder's shares of Registrable Securities not registered because of the proviso in Section 2.1(e), and such additional Demand Registration shall not count toward the three Demand Registrations contemplated in clause (ii) of the foregoing sentence.

     (e) Cutbacks.  If the managing underwriter of any underwritten offering
         --------
shall advise the Holders participating in a Demand Registration that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Requisite Percentage of Participating Holders, then the Holders representing the Requisite Percentage of Participating Holders shall have the right to notify the Company in writing that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. If the managing underwriter of any underwritten offering shall advise the Company in writing that, in its opinion, the number of securities requested to be included in a Demand Registration exceeds the number that can be sold in such offering within a price range acceptable to the Requisite Percentage of Participating Holders, the Company will include in such registration, to the extent of the number that the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, first, pro rata among the Holders
                                               -----
requesting such registration in accordance with the number of Registrable Securities held by and issuable upon conversion of Common Stock Equivalents to each such Holder, and, second, securities to be sold for the account of the
                       ------
Company; provided, however, that if, pursuant to Section 2.2, any of O'Crowley,
         --------  -------
SLI, Bain, Fields and the Protocall Shareholders exercise "piggy-back" rights in connection with a Demand Registration that is governed by the general provisions of this sentence, then the Company will include in such registration, to the extent of the number that the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Holders participating in such offering in accordance with the number of Registrable Securities held by and issuable upon conversion of such Common Stock Equivalents to each such Holder.

     (f) Selection of Underwriters.  The managing underwriter or underwriters of
         -------------------------
each underwritten offering of the Registrable Securities so to be registered shall be selected by the Requisite Percentage of Participating Holders (and shall be reasonably acceptable to the Company).

     (g) Postponement; Suspension.  The Company shall be entitled to postpone or
         ------------------------
suspend for a reasonable period of time (but not to exceed, in the aggregate, 90 days in any 365 day period) the filing or effectiveness of any registration statement required to be prepared and filed by it pursuant to this Section 2.1 if, (i) the postponement or suspension is necessary due to circumstances that would require disclosure that would materially and adversely affect a material acquisition, divestiture or financial transaction of the Company, (ii) such postponement or suspension is necessary to prepare financial statements of an acquired company required to be included in such registration statement pursuant to the requirements of Regulation S-X of the SEC or (iii) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Company furnishes to the participating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement. The Company shall give the participating Holders prompt written notice of its determination to postpone or suspend the filing of any registration statement, and an approximation of the anticipated delay. If the Company shall so postpone or suspend the filing of a registration statement, the participating Holders representing the Requisite Percentage of Participating Holders shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of the notice of postponement or suspension (as the case may be) and, in the event of such withdrawal, such request shall not be counted toward the number of Requested Registrations (including for purposes of paragraph (d) of this Section 2.1).

     2.2.  Piggyback Registrations.
           -----------------------

           (a) Piggyback Registrations. If, at any time, the Company proposes or
               -----------------------
is required to register any of its equity securities under the Securities Act (other than pursuant to registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger, consolidation or acquisition) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use its best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the securities that the Company at the time proposes to register) to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence that the Company is obligated to effect. No registration effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations.

           (b) Abandonment or Delay.  If, at any time after giving written
               --------------------
notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

           (c) Holder's Right to Withdraw.  Any Holder shall have the right to
               --------------------------
withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request
                                        --------  -------
must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

           (d) Cutbacks.  If the managing underwriter of any underwritten
               --------
offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in a registration under this
Section 2.2 would materially adversely affect such offering, then the Company will include in such registration, first, the securities proposed by the Company
                                   -----
to be sold for its own account and, second, the Registrable Securities and all
                                    ------
other securities of the Company to be included in such registration to the extent of the number and type, if any, that the Company is so advised can be sold in (or during the time of) such offering, first, pro rata among the Holders
                                               -----
of Registrable Securities in accordance with the number of shares of Registrable Securities held by and issuable upon conversion of Common Stock Equivalents to each such Holder, and second, pro rata among the holders of any other securities
                      ------
of the Company with respect to which the holders thereof are entitled to and desire "piggy-back" or similar registration rights.

     Notwithstanding anything to the contrary herein, pursuant to Section 2.1.5 of the Acorn Registration Rights Agreement, if the managing underwriter of any underwritten demand offering under the Acorn Registration Rights Agreement limits the number of Registrable Securities to be sold under such registration, the Registrable Securities held by the Acorn Holders shall be included first, and after all such Registrable Securities of the Acorn Holders are included, the Other Registrable Securities (as defined in the Acorn Registration Rights Agreement) shall be included on a pro rata basis among such holders participating in such offering.

     2.3.  S-3 Registrations.  If at any time (i) one or more Holders of
           -----------------
Registrable Securities representing the Requisite Amount of Outstanding Holders request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Securities held by such Holder or Holders, the reasonably anticipated aggregate price to the public of which would exceed $2,500,000, and
(ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice. Whenever the Company is required by this Section 2.3 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.1 (including but not limited to the requirement that the Company notify all Holders of Registrable Securities from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2.3 within six months (or three months for purposes of clause (ii) below for all periods through December 31, 2001) after the effective date of a registration statement filed by the Company (i) covering a firm commitment underwritten public offering in which the holders of Registrable Securities shall have been entitled to join pursuant to Sections 2.1 and 2.2 or (ii) pursuant to this Section 2.3, in each case in which there shall have been effectively registered all shares of Registrable Securities as to which registration shall have been requested.
There is no limitation on the number of registrations pursuant to this Section
2.3 that the Company is obligated to effect.

     2.4.  Registration Procedures.  If and whenever the Company is required by
           -----------------------
the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

           (a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Major Holder) and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and, in the case of a registration pursuant to
Section 2.1 or Section 2.3, reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto pursuant to Sections 2.1 or 2.3 to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object in writing);

           (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not be required to exceed 90 days in the case of a registration pursuant to Section 2.1, 2.2 or 2.3) as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

           (c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

     (d)  use its best efforts to register or qualify the Registrable
Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things that may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph
(d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

     (e) promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware that results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by Section 3 below cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

     (f) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (g) (i) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable

Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, use its best efforts to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") "national
                                                        --------
market system security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD");
                               ----

     (h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

     (i) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Holders of a majority of the Registrable Securities or the Major Holder participating in such offering shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     (j) obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriters, if any, and to the Major Holder participating in such offering, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and underwriter (in the case of the opinion and the "cold comfort" letter);

     (k) deliver promptly to the Major Holder and counsel for the selling Holders participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and any memoranda relating to discussions with the Commission or its staff with respect to the registration statement, other than those portions of any such memoranda that contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     (l) use its best efforts to promptly obtain the withdrawal of any order suspending the effectiveness of the registration statement;

     (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

     (n) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

     (o) promptly prior to the filing of any document that is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel for the selling holders of Registrable Securities and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling holders prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request;

     (p) furnish to each Holder participating in the offering, upon such Holder's written request, and the managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto (which may be facsimiles thereof in the case of the Holders), including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (q) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling holders of Registrable Securities at least three business days prior to any sale of Registrable Securities; and

     (r) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

     The Company may require as a condition precedent to the Company's obligations under this Section 2.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration.

     Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph
(e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company

(at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

           If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

     2.5.  Registration Expenses.
           ---------------------

           (a) "Expenses" shall mean any and all fees and expenses incident to the Company's performance of or compliance with this Article 2, including, without limitation: (i) SEC, stock exchange or NASD registration, listing and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the reasonable fees and disbursements of one counsel for the selling Holder(s) (selected by the Major Holder), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter (as defined in NASD Conduct Rule 2720(b)(15)),
(x) fee s and expenses payable to the underwriters referred to in Section 2.1(f) and (xi) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (collectively, "Expenses").
                                                         --------

           (b) The Company shall pay all Expenses with respect to any Demand Registration whether or not it becomes effective or remains effective for the period contemplated by Section 2.4(b) and with respect to up to two registrations effected under Sections 2.2 or 2.3. Notwithstanding the foregoing, if, with respect to a Demand Registration or a registration under
Section 2.3, at the request of the Requisite Percentage of Participating Holders such registration has been withdrawn after the relevant registration statement has been filed but prior to its becoming effective, then the Company, on the one hand, and the Holders participating in such registration, on the other hand, shall each bear one-half of the Expenses incurred by the Company in connection with such registration, and any Expenses to be borne hereunder by such Holders shall be borne by them pro rata in accordance with the number of shares of Registrable Securities that, with respect to each such Holder, were included in such registration.

          (c)  Notwithstanding the foregoing, (x) the provisions of this Section
2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (y) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and
                        --------
commissions in accordance with the number of shares sold in the offering by such Holder, and (z) the Company shall, in the case of all registrations under this
Article 2, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

     2.6. Certain Limitations on Registration Rights.
          ------------------------------------------

          (a) In the case of any registration under Section 2.1 pursuant to an underwritten offering, or in the case of a registration under Sections 2.2 or
2.3 if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and executes all reasonable questionnaires and other documents (including custody agreements and powers of attorney) that must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

          (b) No Holder shall have any right to demand or participate in a registration under this Section 2 if such Holder (i) may sell all its Registrable Securities under Rule 144(k) or successor provision under the Securities Act, or (ii) may sell all its Registrable Securities in a five (5) month period (such period commencing on the date of the notice under Section 2.1(a), 2.2(a) or 2.3 as the case may be) under Rule 144 under the Securities Act.

     2.7  Limitations on Sale or Distribution of Other Securities.
          -------------------------------------------------------

          (a) To the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, each Holder of Registrable Securities agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 180 days (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form that is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent) to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree). Each managing underwriter shall be entitled to rely on the agreements of each Holder of Registrable Securities set forth in this
Section 2.7(a) and shall be a third party beneficiary of the provisions of this
Section 2.7(a).

           (b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of a private sale pursuant to a transaction for which Form S-4 would be used if such sale were registered, an underwritten public offering pursuant to such request for registration pursuant to Section 2.2 or 2.3, a registration on Form S-4 or Form S-8 or any successor or similar form that is then in effect, upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent or in connection with the issuance or exercise of options pursuant to a stock option plan or pursuant to an employee stock purchase plan), for a period of 100 days commencing on the date 10 days prior to the effective date of such previous registration, and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

     2.8.  No Required Sale.  Nothing in this Agreement shall be deemed to
           ----------------
create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

     2.9.  Indemnification.
           ---------------

           (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its directors, officers, Affiliates, employees, stockholders, members and partners (and the directors, officers, Affiliates, employees, stockholders, members and partners thereof), each other Person who participates as an underwriter or a Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, member or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable fees of counsel and any amounts
--------
paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, together with the documents incorporated by therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation or alleged violation by the Company of any federal, state or common law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any such indemnified
--------  -------
party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

           (b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2.1, 2.2 or 2.3 is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 2.1, 2.2 or 2.3, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the fullest extent permitted by law, on an after-tax basis, the Company, its officers, directors, Affiliates, employees and stockholders, members and partners (and the directors, officers, Affiliates, employees, stockholders, members and partners thereof), each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount that any such Holder
          --------  -------
shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c) and
(e) shall in no case be greater than the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

           (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

           (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the
                                   --------  -------
indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or
(ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction who shall be reasonably approved by the Major Holder of the registration in respect of which such indemnification is sought), and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

           (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or
(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

           (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

           (g)  The indemnification and contribution required by this Section
2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

3.   Underwritten Offerings.
     ----------------------

     3.1.  Requested Underwritten Offerings. If requested by the underwriters
           --------------------------------
for any underwritten offering by the Holders pursuant to a registration requested under Section 2.1 or 2.3, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Major Holder and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally included in the standard underwriting agreement of such underwriters, including, without limitation, indemnities and contribution agreements. Any Holder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

     3.2.  Piggyback Underwritten Offerings.  In the case of a registration
           --------------------------------
pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Holders' Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Holder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

4.   General.
     -------

     4.1   Limitations on Transfer.
     ---   -----------------------

           (a)  Restrictions on Transfer.  Each Investor agrees not to make any
                ------------------------
disposition of all or any portion of the Registrable Securities unless (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) such Registrable Securities may be disposed of without registration under the Securities Act and, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances. Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Investor's family member or trust for the benefit of an individual Investor, provided the transferee will be subject to the terms of this Section 4.1 to the same extent as if such transferee were an original Investor hereunder.

           (b)  Transfer or Assignment of Registration Rights.  The rights to
                ---------------------------------------------
cause the Company to register securities granted to an Investor by the Company under this Agreement may be transferred or assigned by an Investor or its permitted assigns (i) which is a partnership to its partners or retired partners in accordance with their partnership interests (ii) a corporation to its shareholders in accordance with their interest in the corporation, (iii) a limited liability company to its members or former members in accordance with their interest in the limited liability company or (iv) only to a transferee or assignee of not less than 75,000 shares of Registrable Securities (adjusted for any reclassification, recapitalization, stock combination, stock dividend, merger, consolidation or other reorganization), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that, except in the case of transfers by a partnership, corporation or limited liability company as provided in this section 4.1(b), the transferee or assignee of such rights assumes in writing the obligations of such Investor under this Section 4.1.

     4.2.  Rule 144.  If the Company shall have filed a registration statement
           --------
pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock or securities of the Company convertible into or exchangeable or exercisable for Common Stock, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     4.3.  Amendments and Waivers.  This Agreement may be amended,
           ----------------------
modified, supplemented or waived only upon the written agreement of the Company and the holders of not less than seventy-five percent (75%) of the shares of Registrable Securities (excluding for such purposes, Holders of Registrable Securities representing less than two percent (2%) of the Company's issued and outstanding Common Stock on an as-converted basis and, for purposes of calculating the 75%, the Registrable Securities held by such Holders), except that no provision of this Agreement shall be amended, modified, supplemented or waived if such amendment, modification, supplement or waiver would adversely affect any Holder and would not have the same effect on all Holders without the prior written consent of each Holder that would be so adversely affected.

     4.4.  Notices.  Except as otherwise provided in this Agreement, all
           -------
notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or in a counterpart hereto (as the case may be ) or such other address as may hereafter be designated in writing by such party to the other parties:

          (i)   if to the Company, to:

                Intek Information Inc.
                5619 DTC Parkway, 12th Floor
                Englewood, CO  80111
                Telecopy:  (303) 323-4212
                Attention:  Chief Executive Officer

                with a copy to:

                Chrisman, Bynum & Johnson, P.C.
                1900 Fifteenth Street
                Boulder, Colorado  80302
                Telecopy:  (303) 449-5426
                Attention:  G. James Williams, Jr.

          (ii)  if to Beacon, to:

                The Beacon Group III - Focus Value Fund, L.P.
                399 Park Avenue
                New York, New York 10152
                Telecopy: (212) 339-9109
                Attention:  Eric R. Wilkinson

                With a copy to:

                Fried, Frank, Harris, Shriver & Jacobson
                One New York Plaza
                New York, New York 10004
                Telecopy: (212) 859-8586
                Attention:  David N. Shine, Esq.

          (iii) if to Bain or SLI, to:

                Bain & Company, Inc.
                2 Copley Place
                Boston, Massachusetts 02116
                Telecopy: (517) 572-3266
                Attention:  Treasurer

          (iv)  if to Conning, to:

                Conning & Company
                City Place II, 9th Floor
                185 Asylum Street
                Hartford, Connecticut 06107

               Telecopy: (860) 530-1299
               Attention:  Steven F. Piaker

               With a copy to:

               LeBoeuf, Lamb, Greene & MacRae, LLP
               Goodwin Square, 13th Floor
               25 Asylum Street
               Hartford, Connecticut 06103
               Telecopy: (860) 293-3555
               Attention:  Charles F. Vandenburgh

          (v)  if to USITF, Encompass or TCI, to:

               Trans Cosmos USA
               Trans Cosmos
               777 108th Avenue, N.E.
               Suite 2300
               Bellevue, Washington 98004
               Telecopy: (425) 468-3901
               Attention:  Stephen Knight

               With a copy to:

               Foster, Pepper & Shefelman
               1111 Third Avenue, Suite 3400
               Seattle, Washington 98101
               Telecopy:  (206) 749-1975
               Attention:  Robert Diercks

          (vi) if to BVCF IV, L.P., to:

               Brinson Partners, Inc.
               209 S. LaSalle Street
               Chicago, Illinois 6069
               Telecopy: (312) 220-7110
               Attention:  Thomas D. Berman

               With a copy to:

               Testa, Hurwitz & Thibeault, LLP
               125 High Street
               Boston, Massachusetts 02110
               Telecopy: (617) 248-7100
               Attention:  Mark H. Burnett, Esq.

        (vii)  if to O'Crowley, to:

               Timothy C. O'Crowley
               c/o Intek Information, Inc.
               5619 DTC Parkway, 12th Floor
               Englewood, Colorado 80111
               Telecopy: (303) 323-4212

        (viii) if to Richards, Fields or any Protocall Shareholder, to:

               c/o Frank Richards
               c/o Intek Information, Inc.
               5619 DTC Parkway, 12th floor
               Englewood, CO   80111
               Telecopy:  (303) 323-4212

        (ix) if to any other Investor, to the individual at the address set forth in the Schedule of Investors attached hereto.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

     4.5. No Inconsistent Agreements.  Without the prior written consent of
          --------------------------
holders of not less than seventy-five percent (75%) of the shares of Registrable Securities (excluding for such purposes, Holders of Registrable Securities representing less than two percent (2%) of the Company's issued and outstanding Common Stock on an as-converted basis and, for purposes of calculating the 75%, the Registrable Securities held by such Holders), the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering.

     4.6.  Miscellaneous.
           -------------

           (a) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement. No Person other than a Holder shall be entitled to any benefits under this Agreement, except as otherwise expressly provided herein.

           (b) Except as set forth in Section 4.8, this Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

           (c) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

           (d) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All section references are to this Agreement unless otherwise expressly provided.

           (e) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

           (f) Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

           (g) The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

           (h) Each party hereto shall take all such action necessary to cause each certificate of the Company's securities to bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, BY AND AMONG INTEK INFORMATION, INC. AND CERTAIN OTHER PARTIES, A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE ISSUER.

           (i) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     4.7.  Termination.  This Agreement shall terminate and be of no further
     ----  -----------
force and effect seven years from the date it shall be come effective, provided, however, that Sections 2.9, 4.6(c) and 4.6(g) shall survive termination of this Agreement.

     4.8   Effectiveness of the Agreement.  Notwithstanding anything to the
           ------------------------------
contrary set forth in this Agreement, until the Company's IPO shall have been completed in a manner that causes all of the then outstanding Preferred Stock to be converted automatically into shares of Common Stock in accordance with the Company's Certificate of Incorporation, (i) this Agreement shall not be effective and (ii) the Original Registration Rights Agreements shall remain in full force and effect. When the Company's IPO shall have been completed in a manner that causes all of the then outstanding Preferred Stock to be converted automatically into shares of Common Stock in accordance with the Company's Certificate of Incorporation, this Agreement shall become effective and shall supersede the Original Registration Rights Agreements.

  IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Registration Rights Agreement to become effective as set forth above

                              INTEK INFORMATION, INC.

                              By:  /s/ Timothy C. O'Crowley
                                   ---------------------------
                              Timothy C. O'Crowley
                              Chief Executive Officer and President


                              THE BEACON GROUP III - FOCUS VALUE FUND, L.P.

                              By:  Focus Value Investors, L.L.C.,
                              Its general partner

                              By:  Focus Value GP, Inc.,
                              Its managing partner

                              By:  /s/ Eric Wilkinson
                                   ---------------------------
                              Name:  Eric Wilkinson
                                     -------------------------
                              Title:  Managing Director
                                      ------------------------

                              SQUAM LAKE INVESTORS II, L.P.

                              By:  /s/ Colin F. Anderson
                                   ---------------------------
                                   Colin F. Anderson
                                   President of GPI, Inc., its
                                   Managing General Partner


                              BAIN & COMPANY, INC.

                              By:  /s/ Colin F. Anderson
                                   ----------------------------
                                   Colin F. Anderson
                                   Finance Director

                              CONNING INSURANCE CAPITAL LIMITED PARTNERSHIP V

                              By:  /s/ Gregory L. Batton
                                   ----------------------------
                              Name:  Gregory L. Batton
                                     --------------------------
                              Title:  Vice President
                                      -------------------------

                              U.S. INFORMATION TECHNOLOGY FINANCING, L.P.

                              By:  /s/ Shozo Okuda
                                   ----------------------------
                              Name:  Shozo Okuda
                                     --------------------------
                              Title:  Managing Director
                                      -------------------------

                              ENCOMPASS GROUP, INC.

                              By:  /s/ Shozo Okuda
                                   ----------------------------
                              Name:  Shozo Okuda
                                     --------------------------
                              Title:   Managing Director
                                       ------------------------

                              TRANS COSMOS USA, INC.

                              By:  /s/ Shozo Okuda
                                   ----------------------------
                              Name:  Shozo Okuda
                                     --------------------------
                              Title:   Managing Director
                                       ------------------------

                              BVCF IV, L.P.

                              By:  J.W. Path Associates, LLC,
                                   its General Partner

                              By:  Brinson Venture Management, LLC,
                                   its Attorney-in-fact

                              By:  Brinson Partners, Inc.,
                                   its Managing Member

                              By: /s/ Thomas D. Berman
                                  -----------------------------
                                      Thomas D. Berman
                                      Executive Director

                              O'CROWLEY

                              By: /s/ Timothy C. O'Crowley
                                  ------------------------------
                              Timothy C. O'Crowley

                              FIELDS

                              By:  /s/ Tyce Fields
                                   -----------------------------
                              Tyce Fields

                              RICHARDS

                              By:  /s/ Frank Richards
                                   -----------------------------
                              Frank Richards